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Exhibit 21.1


                        SUBSIDIARIES OF NAM CORPORATION

       Set forth below are the names of all subsidiaries of the Company.



                                         Percentage
                                          Owned By           Jurisdiction
Name                                      Company              Formed
----                                      -------              ------

Michael Marketing, LLC                     100%               Delaware

clickNsettle.com, LLC                      100%               Delaware

NAM Structured Settlement Company, LLC      50%               Delaware